UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the holders of Class A common stock of Verisk Analytics, Inc. (the “Company”) for a vote at the 2012 Annual Meeting of Stockholders held on May 16, 2012:

1.	The election of three members of the Board of Directors;

2.	The advisory, non-binding resolution to approve the compensation of the Company’s named executive officers (“say-on-pay”);

3.	The approval of the Verisk Analytics, Inc. 2012 Employee Stock Purchase Plan; and

4.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2012.

The results of such votes were as follows:

1. The Company’s stockholders elected each of the three nominees to the Board of Directors for a three year term by the following votes:

Name of Nominee	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
J. Hyatt Brown	141,056,295	3,497,793	4,308,758
Glen A. Dell	141,307,033	3,247,055	4,308,758
Samuel G. Liss	130,168,116	14,385,972	4,308,758

2. The Company’s stockholders approved the compensation of the Company’s named executive officers on an advisory, non-binding basis by the following votes:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
130,870,397	13,206,488	477,203	4,308,758

3. The Company’s stockholders approved the 2012 Employee Stock Purchase Plan by the following votes:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
143,300,602	643,259	610,227	4,308,758

4. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2012 by the following votes:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
147,917,789	865,622	79,435	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: May 16, 2012	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary